SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned for certain purposes to January 15, 1999. Kemper Worldwide 2004 Fund shareholders were asked to vote on three separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., approval of the new Sub-Advisory Agreement for the fund with Scudder Investments (U.K.) Limited, and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For     Against   Abstain
      1,521,885  22,741    51,144

2) Approval of the new Sub-Advisory Agreement for the fund with Scudder Investments (U.K.) Limited. This item was approved.

         For     Against   Abstain
      1,510,096  20,938    64,736

3) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

         For     Against   Abstain
      1,256,552  71,545    145,739

Investment policies

         For     Against   Abstain
      1,254,066  74,032    145,739

Diversification

         For     Against   Abstain
      1,255,613  72,485    145,739

Borrowing

         For     Against   Abstain
      1,254,566  73,531    145,739

Senior securities

         For     Against   Abstain
      1,254,337  73,761    145,739

Concentration

         For     Against   Abstain
      1,255,613  72,485    145,739

Underwriting of securities

         For     Against   Abstain
      1,254,976  73,122    145,739

Investment in real estate

         For     Against   Abstain
      1,255,402  72,695    145,739

Purchase of commodities

         For     Against   Abstain
      1,254,135  73,963    145,739

Lending

         For     Against   Abstain
      1,255,613  72,485    145,739

Margin purchases and short sales

         For     Against   Abstain
      1,249,386  78,712    145,739

Pledging of assets

         For     Against   Abstain
      1,254,346  73,752    145,739

Purchases of securities

         For     Against   Abstain
      1,255,613  72,485    145,739

Purchases of options and warrants

         For     Against   Abstain
      1,255,613  72,485    145,739

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